EXHIBIT 10.2

SECOND AMENDMENT AND WAIVER

THIS SECOND AMENDMENT AND WAIVER, dated as of July 31, 2009 (this “Second Amendment”), is entered into by and among (the “Agreement”), with respect to the Term Loan and Security Agreement dated as of November 19, 2008, by and among CAPITAL GROWTH SYSTEMS, INC., d/b/a Global Capacity, a Florida corporation (“Parent”), GLOBAL CAPACITY GROUP, INC., a Texas corporation (“GCG”), CENTREPATH, INC., a Delaware corporation (“Centrepath”), 20/20 TECHNOLOGIES, INC., a Delaware corporation (“20/20 Inc.”), 20/20 TECHNOLOGIES I, LLC, a Delaware limited liability company (“20/20 LLC”), NEXVU TECHNOLOGIES, LLC, a Delaware limited liability company (“Nexvu”), CAPITAL GROWTH ACQUISITION, INC., a Delaware corporation (“CG Acquisition”), FNS 2007, INC., a Delaware corporation (“FNS”), GLOBAL CAPACITY DIRECT, LLC f/k/a VANCO DIRECT USA, LLC (“GCD”), and MAGENTA NETLOGIC LIMITED, a company incorporated under the laws of England and Wales (“Magenta”; Parent, GCG, Centrepath, 20/20 Inc., 20/20 LLC, Nexvu, CG Acquisition, FNS, GCD and Magenta each individually as a “Borrower” and collectively as the “Borrowers”), ACF CGS, L.L.C., a Delaware limited liability company (“Agent”), as Agent and the lenders party thereto (as amended, modified and/or restated from time to time, the “Loan Agreement”; all capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Loan Agreement).

WITNESSETH:

WHEREAS, pursuant to (i) that certain Waiver and Notification dated February 18, 2009, by and among Borrowers and Agent (the “First Waiver”), (ii) that certain Waiver and Notification dated April 13, 2009, by and among Borrowers and Agent (the “Second Waiver” and, together with the First Waiver, collectively, the “Waiver Agreements”), Agent agreed, under certain conditions, to waive certain existing Defaults identified therein; and

WHEREAS, due to the passage of time and failure to occur of certain conditions, the effectiveness of the waivers of the Defaults identified in the Waiver Agreements have expired and such waivers are no longer of any force and effect; and

WHEREAS, Borrowers and Agent executed that certain First Amendment, Waiver, Extension and Consent dated April 23, 2009 (the “First Amendment”), which First Amendment and the waivers of Defaults identified therein failed to become effective due to the failure of the Borrowers to meet certain conditions precedent contained therein; and

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WHEREAS, as a result of the expiration of the waivers of Defaults contained in the Waiver Agreements and the non-effectiveness of the First Amendment, as well as the occurrence of additional Defaults, Defaults exist under Section 13 of the Loan Agreement as a result of the (i) Borrowers’ noncompliance with the covenants set forth in (v) Item 19(a) of the Addendum (Fixed Charge Coverage Ratio) for the five months ending March 31, 2009, the six months ending April 30, 2009 and the seven months ending May 31, 2009; (w) Item 19(b) of the Addendum (Leverage Ratio) for the five months ending March 31, 2009, the six months ending April 30, 2009 and the seven months ending May 31, 2009; (x) Item 19(c) of the Addendum (Monthly Recurring Circuit Revenue) for the months ending March 31, 2009, April 30, 2009, and May 31, 2009; (y) Item 19(d) of the Addendum (Monthly Recurring Circuit Margin) for the months ending March 31, 2009, April 30, 2009, and May 31, 2009; and (z) Item 19(e) of the Addendum (Cash Balances) as of the end of May 31, 2009, as well as any noncompliance that has occurred or may occur with respect to the covenants referenced in Items 19(a), (b), (c), (d) and (e) above for the month of June of 2009; (ii) failure of the Borrowers to deliver annual financial statements required under Section 9(a) of the Loan Agreement by April 15, 2009 or failure to timely deliver any of the other reports required under Section 9 of the Loan Agreement through the date hereof, (iii) failure of Parent to increase its authorized shares by 12,000,000 on or before the 75th day following the Agreement Date; (iv) the failure of Parent to deliver a landlord waiver (the “Landlord Waiver”), in form and substance reasonably satisfactory to Agent, duly executed by Vanco US, LLC, Orbitz, LLC (the “Sublessor”), Neustar, Inc. and 200 South Wacker Property, LLC, as applicable; (v) failure of Parent to deliver prompt notification of all settlements of accounts receivable as required under Section 7(a) of the Loan Agreement; (vi) failure of the Parent to remain current with respect to its periodic filings as required under the Securities & Exchange Act (Form 10-K for year ended December 31, 2008 and Form 10-Q for 3 months ended March 31, 2009 and June 30, 2009) or to maintain its continued eligibility for trading of stock on the Over the Counter Bulletin Board, as required under Lender’s form of warrant; (vii) any default by any of Borrowers with respect to any of the Debenture Documents, including but not limited to failure to meet any of the “Equity Conditions,” as those terms are defined in the Debenture Documents, failure to maintain eligibility for resale of shares of Parent under Rule 144, failure to effect the items referenced in subparagraph (vi) immediately above, failure to hold a shareholder meeting for the authorization of an increase in Parent’s authorized common stock and failure to maintain minimum trading volumes in the trading of Parent’s common stock; and (viii) failure of Borrowers to timely pay or have the ability to pay all or any of their accounts payable when due (collectively, the “Specified Defaults”); and

WHEREAS, the Borrowers have requested that the Agent amend certain terms and conditions of the Loan Agreement and permanently waive the Specified Defaults; and

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.           Existing Definitions.  All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Loan Agreement.

2.           Amendments.

(a)         The defined term “Annualized EBITDA” set forth in Section 1 of the loan Agreement is hereby deleted in its entirety.

(b)         Each of the following definitions: “Applicable Margin”, “Applicable Rate”, “BT Receivable Payment”, “Debenture Intercreditor Agreement”, “Debenture Purchase Agreements”, and “EBITDA” set forth in Section 1 of the Loan Agreement are hereby amended to recite respectively as follows:

““Applicable Margin” means 14%.”

““Applicable Rate” means the rate of interest to be paid on the unpaid principal amount of the Term Note from and after the Agreement Date being a rate per annum equal to the sum of (i) the Prime Rate, plus (ii) the Applicable Margin, of which the Basic Interest amount shall be paid in cash, and the amount in excess of the Basic Interest shall be capitalized, compounded monthly and added to the unpaid principal amount of the Term Note (whereupon from and after such date such additional amounts shall also accrue interest) (such excess above the Basic Interest component to be paid in cash being “PIK Interest”).”

““BT Receivable Payment” means any cash received by a Borrower with respect to the BT Receivable, including but not limited to any cash, proceeds or other amount received in connection with any litigation or settlement with respect to the BT Receivable, and further including, without limitation, all rights of the Borrowers in any judgment or award obtained in connection with litigation relative to the BT Receivable.”

““Debenture Intercreditor Agreement” means each of: (i) that certain Debt Subordination and Intercreditor Agreement dated on or about the Agreement Date among Agent, for the benefit of the Agent and the Lenders, and the Debenture Purchasers party thereto, (ii) the July Purchasers Intercreditor Agreement, and (iii) the VPP Purchasers Intercreditor Agreement.”

““Debenture Purchase Agreements” mean each of: (i) that certain Securities Purchase Agreement, dated March 11, 2008, among the Parent and the Debenture Purchasers party thererto;  (ii) that certain Note Purchase Agreement dated as of September 25, 2008, between Parent and Aequitas Catalyst Fund, LLC –Series B; (iii) that certain Securities Purchase Agreement dated on or about the Agreement Date among Parent and the Debenture Purchasers party thereto; (iv) the Interest Purchase Agreement to the extent the same provides for the issuance of a debenture to the Administrator in the original principal amount of $4,000,000; (v) the July Subordinated Debenture Agreement; and (vi) the VPP Subordinated Debenture Agreement, including any amendments, modifications, restatements or supplements from time to time with respect to clauses (i) through (vi) above.”

““EBITDA” means for Borrowers on a consolidated basis, net income (excluding non-recurring gains and extraordinary gains) before provision for (a) interest expense, (b) taxes, (c) depreciation, (d) amortization, (e) financing and transaction fees relating to the initial closing of this Agreement and the Acquisition, (f) non-recurring expenses and transaction fees related to restructuring approved by Agent in its sole discretion (including, but not limited to lease termination payments and employment termination costs) not to exceed $75,000 in the aggregate,  determined in accordance with GAAP, and excluding, in any event, any non-cash impact on income or loss from application of variable accounting rules or requirements, and any expenses associated with original issue discounts and Stock based compensation.”

(c)           Each of the following definitions of “Basic Interest”, “July Debenture Purchasers”, “July Purchasers Intercreditor Agreement”, “July Subordinated Debenture Agreement”, “Second Amendment Date”, “VPP Purchasers”, ”VPP Purchasers Intercreditor Agreement”, “VPP Subordinated Debenture Purchase Agreement”, and “Vendor Payment Plan Budget” is hereby added to Section 1 of the Loan Agreement in the correct alphabetical order:

““Basic Interest” means the component of the Applicable Rate hereunder comprised of the Prime Rate plus 9%; this is the component of interest of the Term Loan which is payable monthly, in cash.”

““July Debenture Purchasers” means the Purchasers under and as defined in the July Subordinated Purchase Agreement and any successor holders of Debenture Indebtedness permitted under the July Purchasers Intercreditor Agreement.”

““July Purchasers Intercreditor Agreement” means that certain Debt Subordination and Intercreditor Agreement dated on or about July __, 2009, among Agent, for the benefit of the Agent and the Lenders, and the July Debenture Purchasers party thereto, including any amendments, modifications, restatements or supplements from time to time with respect thereto.”

“July Subordinated Debenture Agreement” means that certain Securities Purchase Agreement dated on or about July __, 2009, among the Parent and the July Debenture Purchasers party thereto, including any amendments, modifications, restatements or supplements from time to time.”

“Second Amendment Date” means July [__], 2009.

““VPP Debenture Purchasers” means the Purchasers under and as defined in the VPP Subordinated Purchase Agreement and any successor holders of Debenture Indebtedness permitted under the VPP Purchasers Intercreditor Agreement.”

““VPP Purchasers Intercreditor Agreement” means that certain Debt Subordination and Intercreditor Agreement dated on or about July __, 2009 among Agent, for the benefit of the Agent and the Lenders, and the VPP Debenture Purchasers party thereto, including any amendments, modifications, restatements or supplements from time to time with respect thereto.”

“VPP Subordinated Debenture Agreement” means that certain Securities Purchase Agreement dated on or about July __, 2009 among the Parent and the VPP Debenture Purchasers party thereto, including any amendments, modifications, restatements or supplements from time to time.”

““Vendor Payment Plan Budget” means that certain proposed vendor payment plan attached hereto as Exhibit F describing payments to be made to certain of Borrower’s vendors between July 23, 2009 and September 18, 2009, as updated from time to time pursuant to Section 9(i)(ii).”

(d)            Section 2(c)(iv) of the Loan Agreement is hereby amended by deleting the figure “sixty-six percent (66%)” and substituting therefor “seventy-five percent (75%)”.

(e)           Section 2(c)(v) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(v)       Within ten (10) days following delivery to Agent and the Lenders of Borrowers’ monthly financial statements pursuant to Section 9(a) for each fiscal quarter end (commencing with the delivery to Agent and Lenders of the financial statements for the fiscal quarter end December 31, 2009) or, if such financial statements are not delivered to Agent and the Lenders on the date such statements are required to be delivered pursuant to Section 9(a), ten (10) days after the date such statements are required to be delivered to Agent and the Lenders pursuant to Section 9(a), Borrowers shall prepay the outstanding principal amount of the Obligations in an amount equal to 50% of the Excess Cash Flow of the Borrowers for such fiscal quarter.  If the information in the Borrowers’ audited financial statements delivered pursuant to Section 9(a) for such immediately preceding fiscal quarter proves to be incorrect such that the Borrowers have overpaid the Excess Cash Flow payment referred to herein, then the Agent shall credit such overpayment to any interest then due and payable, if any, or the Borrowers’ next scheduled payment of interest if no interest is then due and payable.  If the information in the Borrowers’ audited financial statements delivered pursuant to Section 9(a) for such fiscal quarter end proves to be incorrect such that the Borrowers have underpaid the Excess Cash Flow payment referred to herein, then the amount of such underpayment shall be immediately due and payable in cash to the Agent for application to any outstanding Obligations.  A payment hereunder shall not constitute a prepayment for purposes of any fees payable under Item 5 of the Addendum.”

(f)           Section 2 of the Loan Agreement is hereby amended by the addition of the following subsection sections (vi) and (vii):

“(vi)       Agent acknowledges that Borrowers have paid to the Agent the sum of $1,000,000 (the “Conditional Principal Paydown”), to be held by Agent and applied as a principal pay down of the Term Loan on August 31, 2009 in the event that, as of such date, the sum of (i) the amount of collections by the Parent of Non-recurring Receipts (as such term is defined in the July Subordinated Debenture Agreement as in effect on the Second Amendment Date), plus (ii) the amount Parent receives via wire transfer or a certified check, in immediately available funds equal to the cash proceeds actually received on account of the Second Tranche Subscription Amount (as such term is defined in the July Subordinated Debenture Agreement as in effect on the Second Amendment Date), is less than $2,000,000.  In the event that as of August 31, 2009 the sum of clauses (i) and (ii) is greater than or equal to $2,000,000, the Agent agrees to promptly return to Borrowers the amount of the Conditional Principal Paydown.”

(g)           Section 2(f) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Repayment and Amortization of Term Loan.  The outstanding principal balance of the Term Loan shall be paid as follows:

(i)           Commencing with the month ending January 31, 2010 and continuing through the Termination Date as provided for in Item 3 of the Addendum, the Borrowers shall repay the principal balance of the Term Loan  on each date and in the amount as set forth on the attached Exhibit E;

(ii)          The entire outstanding principal balance of the Term Loan, together with all accrued and unpaid interest and all other outstanding Obligations, shall be due and payable on the Termination Date as provided for in Item 3 of the Addendum, unless sooner due as a result of acceleration or demand hereunder; and

(iii)         Borrowers shall make each payment required hereunder or under any other Loan Document without setoff, deduction or counterclaim.  All payments by Borrowers shall be made to Agent’s  for the account of the Lenders or as otherwise directed by the Agent in writing from time to time and shall be made in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein.  Any payment received by Agent (or such Person to whom the Agent has directed payment) later than 2:00 p.m. (New York City time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.”

(h)           Section 8(g) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(g)        Capital Expenditures.  Borrowers shall not make or incur capital expenditures in excess of the amount set forth for the period shown on Item 21 of the Addendum, determined for all Borrowers on a consolidated basis.”

(i)           Section 9(e) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(e)           BT Receivable.  Borrowers will deliver to Agent, (A) promptly, and in any case not later than (i) one (1) day following each receipt of a BT Receivable Payment, and (ii) two (2) Business Days after the end of each month, a reconciliation and report showing any amounts collected with respect to the BT Receivable, the amount left uncollected and any issues, disputes and offsets with respect to collection of the BT Receivable, (B) promptly, and in any case not later than one (1) day after receipt or filing of the same, copies of all pleadings hereafter filed in any litigation or other proceeding relative to the BT Receivable by any party, and (C) upon request by the Agent, periodic updates on the progress of any such litigation or proceeding (so long as such updates do not violate any attorney-client privilege or any orders of the applicable court), and such additional information with respect to the foregoing as requested by Agent.”

(j)           Section 9 of the Loan Agreement is hereby amended by the addition of the following subsection section (h):

“(h)           Retention of Consultant.      The Borrowers agree that, until notification by the Agent to the contrary (which  notification may be given or not given in Agent’s sole discretion), they shall continue to employ at their sole cost and expense Sherwood Strategic Consulting, LLC or another consultant with experience in turnaround situations in the telecommunications industry reasonably acceptable to the Agent and the Required Lenders (the “Consultant”).  The terms, conditions, scope and duration of the Borrowers’ engagement of the Consultant shall continue to be reasonably acceptable to the Agent and the Required Lenders, provided that except as noted in the following sentence, at a minimum, the Consultant shall be engaged to (i) evaluate the Borrowers’ revised 2009-2010 monthly budget and provide recommendations as to how to maximize profitability, (ii) assist the Borrowers in their weekly preparation of the rolling 13-week cash flow forecast, (iii) assess the Borrowers’ procedures relating to compliance of the financial reporting obligations contained in the Loan Agreement and provide recommendations on improving compliance, and (iv) assist the Borrowers in designing and implementing the Vendor Payment Plan Budget (as hereinafter defined).   Provided that as of October 31, 2009 and for each reporting period thereafter, if the Borrowers have met the financial covenants contained in Item 19 of the Addendum and have complied with all reporting requirements hereunder for the immediately preceding month, then the Borrowers need not retain the Consultant to provide services more than one day per month, and, provided further, that to the extent that Sherwood Strategic Consulting, LLC shall increase its hourly rates in excess of $250, $200 and/or $175 per hour, depending upon the individuals in question, then Borrower may retain an alternative Consultant reasonably acceptable to Agent.”

(k)           Section 9 of the Loan Agreement is hereby amended by the addition of the following subsection section (i):

“(i)           Additional Reporting.  Borrowers shall deliver to Agent, (i) no later than the second Business Day of each calendar week, (a) an update to the Borrowers’ 13-week rolling cash flow projection (including actual cash balance for the week then ended, receipts by Borrower, disbursements above $50,000, variance analysis for the previous week, and comments on revisions to prior forecasts) for the Borrowers, and (b) commencing with the report due on August 4, 2009, an update of accounts payable disbursements relating to the Vendor Payment Plan Budget for the prior two week period, (ii) no later than each of September 15, 2009, November 10, 2009 and January 5, 2010, the Borrowers shall provide an updated Vendor Payment Plan Budget describing payments for the next 8 week period, all in form and substance satisfactory to Agent, and (iii) no later than October 31, 2009 (a) annual financial statements required under Section 9(a) of the Loan Agreement for the fiscal year ended December 31, 2008, and (b) a landlord waiver in form and substance reasonably satisfactory to Agent for the Borrowers’ office space located at 200 South Wacker Street, Chicago, Illinois.”

(l)           Item 9 of the Addendum (Existing Debt and Guarantees) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“The Debenture Indebtedness is comprised of the following components: (i) Amended and Restated March Debentures in the principal amount of $21,920,000, representing $16,000,000 in original principal amount of the March Debentures that had been exchanged for the Amended and Restated March Debentures, plus an add on amount of $4,000,000 (equal to 25% of the original principal amount thereof), plus a liquidated damages add on amount in the amount of 12% of the original principal thereof (an additional $1,920,000) as of November 19, 2008 (as reduced to the extent of conversions to equity through the date of the Second Amendment to this Agreement); (ii) two affiliated holders of the original March Debentures held approximately $2,459,160 of debentures at November 19, 2008 (reduced from the original principal amount of $3,000,000 and further reduced by an approximately $950,000 payment at November 19, 2008 and further reduced through conversions to equity through the date of the Second Amendment to this Agreement); (iii) additional debentures in the amount of up to $10,500,000 will be issued to the holders of the debentures and up to $4,125,000 will be issued to the holders of debentures described in clauses (e) and (f) respectively, of the definition of “Debenture Purchase Agreements” set forth herein (the principal amounts of the debentures described in such clause (e) will be grossed up by 65% in lieu of any future accrual of interest); (iv) the Administrator will receive up to $4,000,000 in debentures to be issued to it as a deferred purchase payment pursuant to the Interest Purchase Agreement; and (v) debentures in the original principal amount of 14,891,250 (including gross up of 65% to account for OID factor) issued to the Debenture Purchasers party thereto as further described in clause (c) of the definition of Debenture Purchase Agreements.”

(m)        Item 19 of the Addendum (Financial Covenants) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(a)     Borrowers shall achieve on a consolidated basis, EBITDA of at least the amount set forth below for the applicable indicated:

Period	Applicable Amount
For the three months then ended on October 31, 2009	$300,000
For the three months then ended on November 30, 2009	$300,000
For the three months then ended on December 31, 2009	$300,000
For the three months then ended on January 31, 2010	$500,000
For the three months then ended on February 28, 2010	$900,000
For the three months then ended on March 31, 2010	$1,300,000
For the three months then ended on April 30, 2010	$1,350,000
For the three months then ended on May 31, 2010	$1,400,000
For the three months then ended on June 30, 2010	$1,450,000
For the three months then ended on July 31, 2010	$1,500,000
For the three months then ended on August 31, 2010	$1,550,000
For the three months then ended on September 30, 2010	$1,600,000
For the three months then ended on October 31, 2010	$1,650,000

(b)           Borrowers shall achieve, on a consolidated basis, Monthly Recurring Circuit Revenue of at least the amount set forth below for the applicable indicated:

Period	Monthly Recurring Circuit Revenue
For the month ending August 31, 2009	$4,100,000
For the month ending September 30, 2009	$4,300,000
For the month ending October 31, 2009	$4,300,000
For the month ending November 30, 2009	$4,500,000
For the month ending December 31, 2009	$4,500,000
For the month ending January 31, 2010	$4,700,000
For the month ending February 28, 2010	$4,700,000
For the month ending March 31, 2010	$4,700,000
For the month ending April 30, 2010 and each month thereafter	$5,000,000

(c)           Borrowers shall achieve, on a consolidated basis, Monthly Recurring Circuit Margin of at least the amount set forth below for the applicable period:

Period	Monthly Recurring Circuit Margin
For the month ending August 31, 2009	$900,000
For the month ending September 30, 2009	$950,000
For the month ending October 31, 2009	$950,000
For the month ending November 30, 2009	$1,000,000
For the month ending December 31, 2009	$1,000,000
For the month ending January 31, 2010	$1,000,000
For the month ending February 28, 2010	$1,000,000
For the month ending March 31, 2010	$1,000,000
For the month ending April 30, 2010	$1,100,000
For the month ending May 31, 2010	$1,100,000
For the month ending June 30, 2010	$1,100,000
For the month ending July 31, 2010 and each month thereafter	$1,200,000

(d)           At all times, Borrowers shall have a Cash Balance (net of outstanding checks) in an amount not less than the amount set forth below for the applicable period:

Period	Cash Balance
For the month ending August 31, 2009	$1,000,000
For the month ending September 30, 2009	$1,000,000
For the month ending October 31, 2009	$1,000,000
For the month ending November 30, 2009	$1,000,000
For the month ending December 31, 2009	$1,000,000
For the month ending January 31, 2010 and each month thereafter	$1,500,000

(e)           Borrowers shall not deviate by more than 15.0% on a cumulative basis for the prior two (2) week period, tested on a weekly basis (in accordance with Section 9(i)(i)(b)) above or below (i) the “Vendor Disbursements” line item set forth in the Vendor Payment Plan Budget, or (ii) each individual disbursement line item comprising the “Vendor Disbursements” line item set forth in the Vendor Payment Plan Budget.  Notwithstanding the foregoing, any deviation may be approved by the Agent in writing in its sole discretion.  The Borrowers may prospectively update the Vendor Payment Plan Budget with respect to payments to be made two (2) weeks from delivery of notice of such update to Agent.  With respect to such updates, in computing the 15.0% deviation, the Borrowers (subject to the Agent’s approval in its reasonable discretion), shall be permitted to exclude all direct costs associated with the arrangement for “New Contracted Business,” including but not limited to any costs associated with equipment purchases or rentals for handling such business, payments or deposits to carriers or other as a condition to the procurement of the necessary circuits, costs of software or software customization to accommodate the business, associated vendor and supplier costs to support the business and any third party commissions or fees paid in connection with the procurement of the same.  For purposes hereof, “New Contracted Business” shall mean: (i) any new customer circuit business, exclusive of replacement of existing circuits; and (ii) any other new business generated by the Company or any of its subsidiaries which is incremental to existing business in place for the immediately preceding calendar quarter.

(o)           Item 21 of the Addendum (Permitted Capital Expenditures) of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Period	Applicable Amount
For the period beginning July 1, 2009 through December 31, 2009	$100,000
For the period beginning January 1, 2010 through June 30, 2010	$500,000
For the period beginning July 1, 2010 through the Termination Date.	$1,000,000

3.           Waiver.  The Required Lenders hereby agree to waive the Specified Defaults.

4.           Conditions Precedent to Effectiveness. The effectiveness of this Second Amendment is subject to the satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)           Agent shall have received this Second Amendment properly executed by the Borrowers;

(b)           Borrowers shall have paid to Agent any and all expenses, including reasonable counsel fees and disbursements, incurred by Agent in connection with the preparation and execution of this Second Amendment and all documents, instruments and agreements contemplated hereby;

(c)           Borrowers shall have consummated all the transactions contemplated thereby, and executed and delivered copies of all (i) documents relating to the Debenture Indebtedness described in clause (v) of Item 9 of the Addendum (and received at least $3,500,000 in net proceeds (before collateral agent fees and other transaction expenses) as a result thereof) and (ii) documents relating to the amendments of the Debenture Indebtedness described in clauses (iii) of Item 9 of the Addendum.

(d)           Agent shall have received all other documents, information and reports required or requested to be executed and/or delivered by Borrowers under any provision of this Agreement or any of the Loan Documents.

5.           Representations and Warranties.

(a)           As of the date of this Amendment, each of the representations and warranties contained herein and in each of the Loan Documents is true, correct and complete in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

(b)           Each Borrower represents and warrants to Agent and each Lender, that after giving effect to this Amendment, (i) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute a Default, (ii) no consent or approval of, or exemption by any Person is required to authorize, or is otherwise required in connection with the execution and delivery of this Second Amendment which has not been obtained and which remains in full force and effect, and (iii) no material adverse change in the financial condition of the Borrowers has occurred since the date of the most recent financial statements of the Borrowers submitted to Agent.

(c)           Each Borrower represents and warrants to Agent and each Lender, that as of the date of this Second Amendment: (i) the cash flow forecast delivered to Agent on July 23, 2009 is true, complete and correct and has not been amended modified or supplemented in any respect, and (ii) the Vendor Payment Plan Budget delivered to Agent on July 23, 2009 is true, complete and correct and has not been amended modified or supplemented in any respect.

6.           Security Interests.  Borrowers hereby confirm the security interests and liens granted by Borrowers to Agent for the benefit of Lenders in and to the Collateral in accordance with the Loan Agreement and other Loan Documents as security for the Obligations.

7.           Fees and Expenses.   Borrowers agree to pay any and all expenses, including reasonable counsel fees and disbursements, incurred by Agent in connection with the preparation and execution of this Second Amendment and all documents, instruments and agreements contemplated hereby.

8.           Effect.  Except as expressly provided for herein, no other amendments, waivers or modifications to the Loan Agreement are intended or implied and all terms and conditions of the Loan Agreement, and any and all Exhibits and Addendums annexed thereto and all other writings submitted by the Borrowers to the Agent pursuant thereto, shall remain unchanged and in full force and effect

9.           Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

10.           Binding Effect.  This Second Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11.           Counterparts.  This Second Amendment may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute but one and the same agreement.  In making proof of this Second Amendment , it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

12.           RELEASE.  EACH BORROWER, ON BEHALF OF ITSELF AND ON BEHALF OF ALL THOSE ENTITIES CLAIMING BY, THROUGH, OR UNDER IT, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS.  EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER (WHETHER OR NOT PRESENTLY SUSPECTED, CONTEMPLATED OR ANTICIPATED) HAVE AGAINST AGENT OR ANY LENDER, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY TERM LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

BORROWERS:

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

GLOBAL CAPACITY GROUP, INC.

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

CENTREPATH, INC.

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

20/20 TECHNOLOGIES, INC.

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

20/20 TECHNOLOGIES I, LLC

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

NEXVU TECHNOLOGIES, LLC

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

CAPITAL GROWTH ACQUISITION, INC.

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

FNS 2007, INC.

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

VANCO DIRECT USA, LLC, t/b/k/a GLOBAL CAPACITY DIRECT, LLC

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

MAGENTA NETLOGIC LIMITED

By:	/s/ Patrick Shutt
Name:	Patrick Shutt
Title:	CEO

AGENT and REQUIRED LENDER:
ACF CGS, L.L.C.

By:	/s/ Eric Edidin
Name:	Eric Edidin
Title:	Authorized Representative